ESCROW AGREEMENT

ESCROW AGREEMENT ("Escrow Agreement") dated as of August 24,
1999 by and among LAKOTA TECHNOLOGIES, INC., a Colorado corporation, with a principal executive office at 2849 Paces Ferry Road, Atlanta, Georgia 30339 ("Lakota"), and Y.L. Hirsch, Joshua Heimlich, Sholem Liebenthal, Amram Rothman and Zvi Y. Zelikovitz ("Purchasers"), and Edward H. Burnbaum, Esq., having a principal place of business at 300 East 42nd Street, New York, New York 10017 ("Escrow Agent").

WHEREAS:

A.  The Purchaser and Lakota entered into a Securities
Purchase Agreement dated as of August 24, 1999 ("Agreement"), in which, inter alia, the Purchaser agreed to purchase Lakota's 8%
Convertible Notes Due August 24, 2001 ("Notes") and provide certain warrants to the Purchaser ("Warrants");

B. Pursuant to the Agreement, the Notes, the Warrants and other accompanying transaction documents and the Purchase Price are to be delivered to the Escrow Agent to hold and administer in accordance with the terms and conditions of this Escrow Agreement.

NOW THEREFORE, in consideration of the respective premises, mutual covenants and agreements of the parties hereto, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Appointment of Escrow Agent. Escrow Agent is hereby appointed as escrow agent and the Escrow Agent hereby accepts such appointment. The Escrow Agent shall act in accordance with the instructions set forth in this Escrow Agreement and any further instructions given to it by written instrument signed by Lakota and Purchaser.

2. Initial Funding. On the date hereof, the Purchaser shall deliver the Purchase Price to the Escrow Agent which in turn shall transfer to Lakota the sum of USD$500,000 by wire transfer, less any fees which Lakota has agreed to pay by virtue of a separate agreement upon receipt of the fully executed Agreement, Notes, Warrants and other accompanying transaction documents The Balance of the Purchase Price, i.e., $250,000 less any fees agreed to by Lakota, shall be held in escrow by the Escrow Agent ("Escrow Fund").

3.  Issuance and Delivery of the Notes and
    Resolution to the Escrow Agent

(a) On the date hereof, Lakota shall issue in the name of the Purchaser and deposit with the Escrow Agent the Notes in the face amount of $750,000 as provided in the Agreement.

(b) On the date hereof, Lakota shall deliver to the Escrow Agent a resolution in the form annexed hereto as Exhibit A
("Resolution"), instructing Lakota's transfer agent, American Stock Transfer, 1825 Lawrence Street, Suite 444, Denver, Colorado 80202
("Transfer Agent") to

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issue to Purchaser shares of Lakota's common stock registered in the name of the Purchaser, without restrictive legend, if at the time the Resolution is presented Lakota's registration statement has become effective, or with restrictive legend, if the registration statement has not been filed or has not become effective, as provided in the Agreement, in an amount equal up to $750,000, or at some lesser amount as the Escrow Agent, in his sole discretion may direct the Transfer
Agent, at a price per share which is in accordance with the terms and conditions of the Notes, and providing that Lakota shall not change its transfer agent from the Transfer Agent, without the express written consent and directive of the Escrow Agent. The Resolution may be delivered by the Escrow Agent to the Transfer Agent in the event that, for any reason whatsoever, Lakota fails to honor any Notice of Conversion as provided in the Notes and this Escrow Agreement, or Lakota commits a material breach of the Agreement, the Notes, or this Escrow
Agreement, or in the event that Lakota changes or attempts to change its transfer agent from the Transfer Agent without the express written consent of the Purchaser. Upon written demand from the Purchaser, Escrow Agent shall deliver the resolution to the Transfer
Agent as provided in this Section 3(b). Delivery of the Resolution to the Transfer Agent and the issuance of shares by the Transfer
Agent in accordance with the Resolution shall not preclude the Purchaser from exercising any and all other remedies available to the Purchaser against Lakota for a breach of the Agreement, the Notes, or this Escrow Agreement. Escrow Agent shall be entitled to honor any such written demand from the Purchaser and shall ignore any demand or instructions to the contrary from Lakota.

4. Custody and Disposition of the Notes. The Escrow Agent shall hold and dispose of the Notes only in accordance with the terms of this Escrow Agreement.

5.  Release of Escrow Fund.

(a) When the Registration Statement is declared effective, as provided in Section 10.2 of the Agreement and as mandated by the Registration
Rights Agreement between Lakota and the Purchasers executed and delivered simultaneously with the Agreement, then Lakota shall give written notice to the Purchasers advising of such effectiveness and shall demand, in writing, that the Escrow Agent release the Escrow Fund to Lakota.
Provided Lakota is not otherwise in default under the Agreement, the Notes and the other transaction documents issued, executed and delivered in connection with the Agreement and the transactions contemplated thereunder, the Escrow Agent shall release the Escrow Fund to Lakota into an account or accounts designated by Lakota in writing.

(b) If Lakota fails to timely deliver conversion shares to Purchasers, as required in the Agreement, then Lakota shall pay Purchaser $150 per day for each day late in delivering such conversion shares up to and including the 10th late day, and $500 per day for each day late in delivering the conversion shares after the 10th late day which amounts shall be added to the outstanding principal balances due under the Notes ("Liquidated Damages"). Any Liquidated Damages incurred by Lakota shall be payable immediately and in cash upon demand in writing by Purchasers, or its agent, to Lakota.

(c) In the event that the Registration Statement is not declared effective no later than January 1, 2000, and as required by the Agreement and the Registration Rights Agreement

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executed in connection with the Agreement, then the Default Conversion
Price shall apply to all conversions done under the Notes pursuant to said Section 4.1 and the Escrow Fund shall not be released to Lakota until the registration statement has become effective. If the registration statement has not become effective by March 1, 2000, then the Escrow
Fund shall be paid and transferred to the Purchasers at their direction and neither the Purchasers not the Escrow Agent shall have any further obligations under this Escrow Agreement and shall be fully and completely released from any and all claims, demands, and causes of action of any nature whatsoever thereafter.

6. Bankruptcy. In the event any proceeding under the Bankruptcy Laws of the United States or any proceedings under any state laws for the protection of debtors or creditors, are filed, voluntarily or involuntarily, by or on behalf of Lakota, then the Escrow Agent shall not pay the Escrow Fund to Lakota and shall immediately pay and transfer the Escrow Fund to the Purchasers without any further notice from the Purchasers or Lakota required.

7. Indemnification. Purchasers and Lakota agree, jointly and severally to indemnify, defend and hold harmless the Escrow Agent from and against any and all costs (including, without limitation, legal fees and expenses), liabilities, claims and losses arising out of or in connection with this Escrow Agreement or any action or failure to act by the Escrow Agent under this Escrow Agreement, except as provided in paragraph 8 below.

8. Concerning the Escrow Agent.  To induce the Escrow
Agent to act hereunder, it is further agreed by the undersigned that:

(a) This Escrow Agreement expressly sets forth all the duties of the Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations on the part of the Escrow Agent shall be read into this Escrow Agreement. The Escrow Agent shall not be bound by the provisions of any agreement among the other parties hereto except this Escrow Agreement.

(b) The Escrow Agent shall not be liable for any action or failure to act in its capacity as Escrow Agent hereunder unless such action or failure to act shall constitute willful misconduct on the part of the Escrow Agent, in which case there shall be no indemnification obligations.

(c) The Escrow Agent shall be entitled to rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of the service thereof. The Escrow Agent may act in reliance upon any instrument or signature believed by it to be genuine and may assume, unless he has actual knowledge to the contrary, that any person purporting to give notice or receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.

(d) The Escrow Agent may act pursuant to the advice of counsel with respect to any matter relating to this Escrow Agreement and shall not be liable for any action taken or omitted in accordance with such advice, except as provided in paragraph 8(b) above.

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(e)  The Escrow Agent does not have any interest in the
Notes, Conversion Shares, or any other property deposited hereunder but is serving as escrow holder only and having only possession thereof, and is not charged with any duty or responsibility to determine the validity or enforceability of any such documents.

(f) The Escrow Agent (and any successor Escrow Agent) may at any time resign as such by delivering the Notes to any successor Escrow Agent, jointly designated by the other parties hereto in writing, or to any court of competent jurisdiction, whereupon the Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Escrow Agreement thereafter. The resignation of the Escrow Agent will take effect on the earlier of (a) the appointment of a successor (including a court of competent jurisdiction) or (b) the day which is 30 days after the date of delivery of its written notice of resignation to the other parties hereto. If at that time the Escrow Agent has not received a designation of a successor Escrow Agent, the Escrow Agent's sole responsibility after that time shall be to safekeep the Notes and not make delivery or disposition thereof until receipt of a designation of successor Escrow Agent or a joint written disposition instruction by the other parties hereto or a final order of a court of competent jurisdiction.

(g) In the event of any disagreement among the parties hereto resulting in adverse claims or demands being made in connection with the Notes, or in the event that the Escrow Agent otherwise determines that the Notes should be retained, then the Escrow Agent may retain the Notes until the Escrow Agent shall have received (i) a final nonappealable order of a court of competent jurisdiction directing delivery of the Notes, or (ii) a written agreement executed by the other parties hereto directing delivery of the Notes, in which case the Escrow Agent shall promptly deliver the Notes in accordance with such order or agreement. Any court order referred to in (i) above shall be accompanied by a legal opinion by counsel for the presenting party reasonably satisfactory to the Escrow Agent to the effect that said court order is final and nonappealable. The Escrow Agent shall act on such court order and legal opinion without further question.

(h) This Escrow Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors (including successors by way of merger) and assigns, heirs, administrators and representatives and shall not be enforceable by or inure to the benefit of any third party except as provided in paragraph (g) with respect to a resignation by the Escrow Agent.

(i) This Escrow Agreement may be modified by a writing signed by all the parties hereto, and no waiver hereunder shall be effective unless in a writing signed by the party to be charged.

(j) Lakota acknowledges and agrees that in any dispute involving the Agreement,

Notes or this Escrow Agreement, that Escrow Agent may represent Purchaser's interests and shall not have a conflict of interest due to the fact that Escrow Agent is also acting as an escrow agent pursuant to this Escrow Agreement and Lakota hereby waives any right which it may have had to assert a conflict of interest in the absence of this Section 8(j).

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9.  Governing Law.  This Escrow Agreement shall be
governed in all respects by the internal laws of the State of New York. The parties agree to submit to the jurisdiction and venue of any state or federal court in New York City having subject matter jurisdiction over the matter. Service may be made by certified mail, return receipt requested, to the parties at the addresses set forth in paragraph 10 below, but the parties shall not be precluded from making service in any other manner permitted by law.

10. Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be delivered by hand or sent by U.S. Express Mail, Fedex or some other reliable overnight courier service for next day delivery. Each such notice or other communication shall for all purposes of this Escrow Agreement be treated as effective or having been given when delivered if delivered personally, or, if sent by overnight express mail service, 1 day after the same has been deposited with the U.S. Postal Service, Fedex or the overnight courier. All such notices must also be sent by facsimile on the same day to the parties as follows:

If to Lakota :

Lakota Technologies, Inc.
2849 Paces Ferry Road, Suite 710
Atlanta, Georgia 30339
Att'n: Ken Honeyman
Fax: 770-433-9194

with a copy to:

Brian Lebrecht, Esq.
Law Offices of M. Richard Cutler, Esq.
610 Newport Center Drive
Suite 800
Newport Beach, California 92660
Fax: 949-719-1988

If to Purchasers:

c/o Sholem Liebenthal
Hachoma Hashlishit Street
E. Jerusalem, Israel
Fax No.: 011-972-2-628-3189


If to Escrow Agent:

Edward H. Burnbaum, Esq.
Lynch Rowin Novack Burnbaum & Crystal, P.C.

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300 East 42nd Street
New York, New York 10017
Fax: 212-986-2907

11. Counterparts. This Escrow Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.


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IN WITNESS WHEREOF, the parties hereto have caused this
Escrow Agreement to be duly executed and delivered, as of the day and year first above written.

LAKOTA TECHNOLOGIES, INC.



By:

/s/Ken Honeyman
President



/s/Y.L. HIRSCH



/s/JOSHUA HEIMLICH



/s/SHOLEM LIEBENTHAL


/s/AMRAM ROTHMAN


/s/ZVI Y. ZELIKOVITZ


As to Escrow Only:

ESCROW AGENT:
EDWARD H. BURNBAUM, ESQ.


By:/s/Edward H. Burnbaum